Exhibit 99.1

Bit Digital Originates Strategic Financing Facility Supporting WhiteFiber Growth Initiatives

NEW YORK, May 27, 2026 — Bit Digital, Inc. (Nasdaq: BTBT) (“Bit Digital” or the “Company”), a publicly-listed Strategic Asset Company focused on Ethereum strategies, AI/HPC Infrastructure, and strategic acquisitions, today announced that it has originated and served as a lender for a $100 million delayed draw term loan facility for a subsidiary of WhiteFiber, Inc. (Nasdaq: WYFI) (“WhiteFiber” or “WYFI”) as borrower. B. Riley Securities, Inc. purchased a portion of the term loans under the facility from Bit Digital Capital, Inc. The facility is designed to support WYFI’s near-term growth initiatives. WYFI is a leading provider of AI infrastructure and high-performance computing solutions in which Bit Digital holds a majority ownership interest.

The facility provides WhiteFiber with access to up to $100 million in delayed draw financing with the ability to expand to $150 million upon mutual agreement of the parties.

Bit Digital expects to fund advances, in whole or in part, through drawings against an Ethereum-denominated secured credit facility, allowing the Company to retain ETH exposure, while earning an attractive financing spread on the term loan asset. The Company believes the structure represents a differentiated and complementary treasury strategy utilizing Ethereum-backed financing to pursue enhanced risk-adjusted returns beyond traditional staking activities.

The facility is intended to advance Bit Digital’s capital allocation strategy as a Strategic Asset Company platform by pursuing attractive risk-adjusted returns while supporting the growth of strategic assets within its platform. In this case, the facility is expected to provide Bit Digital with economics that significantly exceed traditional ETH staking yields, while also supporting WhiteFiber’s long-term value creation that benefit Bit Digital shareholders through its equity investment in WYFI.

The transaction was approved by the Company’s Board pursuant to a comprehensive governance process, including review by an independent committee of disinterested directors considering the economics, structure, strategic rationale, shareholder alignment, and overall risk profile. Each of the Board of Directors of Bit Digital and WhiteFiber has received the written fairness opinion of Needham and Company LLC and Seaport Global Securities, LLC, respectively.

“This transaction reflects a disciplined and differentiated capital allocation approach that further supports our existing AI Infrastructure investment thesis, as expressed through our holdings of WhiteFiber, while pursuing attractive risk-adjusted economics for our treasury that we believe exceed traditional ETH staking yields,” said Bit Digital CEO Sam Tabar. “We believe the structure appropriately balances execution, governance considerations, shareholder alignment, and long-term strategic value creation, reflecting our unique and complementary business strategy mix.”

Additional information regarding the transaction is available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Bit Digital

Bit Digital, Inc. (Nasdaq: BTBT) is a publicly-listed Strategic Asset Company. The Company operates across three core verticals: a disciplined ETH accumulation program focused on long-term NAV per share growth, an AI/HPC infrastructure business through its subsidiary WhiteFiber, Inc. (Nasdaq: WYFI), and strategic acquisitions. Bit Digital is headquartered in New York, New York.

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Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.